Exhibit 10.41

FIRST AMENDMENT TO THE CONSULTING AGREEMENT

This First Amendment to the Consulting Agreement (this “Amendment”) between Stephen H. Hochschuler, M.D. (the “Consultant”), having an address set forth on the signature page hereof, Alphatec Spine Inc., (“Spine”), a California corporation having a principal place of business at 5818 El Camino Real, Carlsbad, CA 92008, and Alphatec Holdings, Inc. (“Holdings”), a Delaware corporation having a principal place of business at 5818 El Camino Real, Carlsbad, CA 92008 (collectively, Spine and Holdings shall be referred to as the “Company”), is made effective as of October 1, 2011 (the “Amendment Effective Date”).

RECITALS

Reference is made to that certain Consulting Agreement dated October 13, 2006, between the parties to this Amendment (the “Agreement”).

The Parties desire to amend the Agreement as set forth herein.

Now, therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Parties hereto agree as follows:

1. AMENDMENT AND RESTATEMENT OF SECTION 1. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1. Service on the Board of Directors. The Consultant agrees to serve or continue to serve as a member of the board of directors (a “Board”) of Holdings for so long as the Consultant is duly elected or appointed, or until the Consultant resigns in writing, whichever is first. While the Consultant remains on the Board, the Consultant will perform the usual and customary duties of a member of the Board, which will include attendance at Board meetings and reasonable preparation for such meetings. While the Consultant remains on the Board, the Consultant shall be paid $2,000 for in-person attendance at a Board meeting, and $1,000 for attendance at a Board meeting via teleconference.”

2. AMENDMENT AND RESTATEMENT OF PORTIONS OF SECTIONS 3, 4, 5 and 7. Sections 3, 4(a), (b), (d) and (e), 5 and 7 of the Agreement are hereby amended and restated in their entirety to read as follows:

“3. Performance of Services. The Consultant shall devote up to two full days (a “full day” shall mean a minimum of eight business hours, excluding all travel time as reasonably requested by the Company, over the course of every Period (defined below) during the Term (defined below) and shall use reasonable efforts to provide those Services as may be reasonably be requested from time to time by the Company during such Period. Services shall be performed at the Company’s principal place of business or at some other location agreed upon by the Company and the Consultant. The Consultant agrees to devote its reasonable best efforts to the performance of the Services. The Company shall have the right to publicize the Consultant’s affiliation with the Company. For purposes hereof the term “Period” means each calendar month commencing on the Amendment Effective Date.

4. Compensation.

(a) Consideration. In consideration of the agreements of Consultant set forth herein (other than the compensation and activities related to serving on the Board, which are not governed by this Section 4), beginning on the Period that begins on the Amendment Effective Date, the Company shall pay to the Consultant $10,000 for each Period in which Services are performed. After the conclusion of each Period the Consultant shall send Spine an invoice setting forth a brief description of the Services provided during that Period. Following receipt of an invoice delivered in accordance with this Section 4(a), the Company shall pay to the Consultant the amount due to be paid to the Consultant hereunder for that Period. In addition, promptly following the Amendment Effective Date, Holdings shall grant to the Consultant options to purchase 25,000 shares of the common stock of Holdings (the “New Options”), which New Options shall have an exercise price equal to the closing price of Holdings’ common stock on the trading day of issuance. Upon the termination of this Agreement or upon the non-renewal of this Agreement, all outstanding New Options that have not vested shall be forfeited. The New Options shall vest annually over a three-year period beginning on the first anniversary of the date of issuance, and shall vest immediately upon a Change in Control (as defined in the Plan referenced below). The New Options shall be subject, in all respects, to (i) the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan (the “Plan”), and (ii) a Nonqualified Stock Option Agreement to be entered into by Holdings and the Consultant.

(b) Reimbursement of Expenses. The Company will promptly reimburse Consultant for all reasonable travel and other expenses incurred by Consultant in rendering the Services, provided that such expenses are consistent with the Company’s Travel and Expense Policy, and are confirmed by appropriate written expense statements and other supporting documentation.

(d) Performance Objectives. The Consultant shall use reasonable best efforts towards the attainment of performance objectives jointly established by the Company’s President and CEO and the Consultant, each agreeing hereby to act reasonably in setting those objectives.

(e) Acknowledgement of Consultant. Consultant understands and acknowledges that the payments Consultant will receive pursuant to Section 4 of this Agreement are intended solely to compensate Consultant for the Services. Such payments shall in no way influence Consultant’s clinical or professional judgment in providing Services hereunder or otherwise.

5. Term. The term of this Agreement shall commence on the Amendment Effective Date and shall continue until the date that is the earlier of (i) the date that this Agreement is terminated pursuant to Section 5; (ii) or the anniversary of the Amendment Effective Date. This Agreement shall only renew upon the written agreement of the parties. The period between the Amendment Effective Date and the date of termination or expiration of this Agreement is referred to as the “Term”.

7. Non-competition. During the Term and during the six-month period following the end of the Term, the Consultant shall not serve as an employee, officer, member of the board of directors or other governing board of a publicly traded entity that directly or indirectly manufactures, distributes or sells products used in the human body to treat spinal disorders. In addition, Consultant may not, without prior written notice to the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any commercial employment, consulting or business activity, occupation or other activity that is or is intended to be competitive with the business of the Company in the Field of Interest (each a “Competitive Activity”); provided, however, that (i) the holding by the Consultant of any investment in any security shall not be deemed to be a violation of this Section 7 if such investment does not constitute over five percent (5%) of the outstanding issue of such security; and (ii) the expenditure of reasonable amounts of time as (a) a member of a third party company’s advisory board, or (b) as a consultant to a third party company shall not be deemed a breach of this Section 7 if such actions are disclosed to the Company, and such actions do not interfere with the provision of Services under this Agreement. Upon receiving notice that Consultant intends to engage in any such Competitive Activity, Consultant shall comply with such safeguards as may be reasonably requested by the Company.”

3. MISCELLANEOUS. In the event of any conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Other than as set forth in this Amendment, the remainder of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed Agreement as of the Effective Date.

ALPHATEC SPINE INC.

By:	/s/ Dirk Kuyper
Dirk Kuyper
President and CEO

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Dirk Kuyper
President and CEO

/s/ Stephen h. Hochschuler, M.D.
Stephen H. Hochschuler, M.D.

Address for Notice Purposes: